  As filed with the Securities and Exchange Commission on November 13, 1995

                                                       Registration No. 33-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            _______________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                             _____________________

                           FIRST AMERICAN CORPORATION
             (Exact name of registrant as specified in its charter)

                 Tennessee                                      62-0799975
         (State or other jurisdiction of                     (I.R.S. Employer
         incorporation or organization)                   Identification Number)


                             FIRST AMERICAN CENTER
                        NASHVILLE, TENNESSEE 37237-0700
                                 (615) 748-2000

      (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                       HERITAGE FEDERAL BANCSHARES, INC.
               1994 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
                       HERITAGE FEDERAL BANCSHARES, INC.
                             1992 STOCK OPTION PLAN
                       HERITAGE FEDERAL BANCSHARES, INC.
             INCENTIVE COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

                             (Full Title of Plans)

                            MARTIN E. SIMMONS, ESQ.
               EXECUTIVE VICE PRESIDENT-ADMINISTRATION, SECRETARY
                              AND GENERAL COUNSEL
                           FIRST AMERICAN CORPORATION
                             FIRST AMERICAN CENTER
                        NASHVILLE, TENNESSEE 37237-0606
                                 (615) 748-2049

     (Name, address, including zip code, and telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE


       Title of            Amount to be            Proposed              Proposed              Amount of
  Securities to be        Registered (1)            Maximum               Maximum            Registration
  Registered                                       Offering              Aggregate                Fee
                                                Price Unit (2)       Offering Price (2)
  ------------------    ----------------       ---------------       ------------------      ------------
  Common Stock, par     70,725 shares                 Variable          $1,671,790              $576.48
  value $5 share

(1) As of October 31, 1995, maximum number of shares issuable upon exercise of stock options granted under the following plans: The Heritage Federal Bancshares, Inc. 1994 Stock Option Plan for Non-Employee Directors (the "1994 Plan") (35,713 shares); The Heritage Federal Bancshares Inc. 1992 Stock Option Plan (the "1992 Plan") (24,268 shares); and the Heritage Federal Bancshares, Inc. Incentive Compensation Plan for Non-Employee Directors (the "Director Incentive Plan")(10,744 shares). Such amount may be adjusted in accordance with Section 10 (b) of the 1994 Plan; Section 12 of the 1992 Plan; and Section 4.04(b) of the Director Incentive Plan.

(2) Estimated solely for the purpose of determining the amount of the registration fee. Such estimates have been calculated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, pursuant to which the registration fee may be calculated,inter alia, based upon the price at which the options may be exercised.

                                     PART I
                          INFORMATION REQUIRED IN THE
                               10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*


         * Documents containing the information required by Part I of this Registration Statement will be sent or given to participants in the Heritage Federal Bancshares, Inc. 1994 Stock Option Plan for Non-Employee Directors (the "1994 Plan"); the Heritage Federal Bancshares, Inc. 1992 Stock Option Plan (the "1992 Plan"); and the Heritage Federal Bancshares, Inc. Incentive Compensation Plan for Non-Employee Directors (the "Director Incentive Plan") in accordance with Rule 428 (b)(1). In accordance with Rule 424 and in reliance on Rule
428, such documents are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         First American Corporation (the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934 (the "1934 Act") and, accordingly, files periodic reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information concerning the Company filed with the Commission may be inspected and copies may be obtained (at prescribed rates) at the Commission's Public Reference Section, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549.

         The following documents are hereby incorporated in this Registration Statement by reference as of their respective dates:

         (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1994.

         (2) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995 and the Company's Quarterly Report on Form 10-QA for the quarter ended June 30, 1995.

         (3) The description of the Company's Common Stock contained in the Registration Statement on Form 8-A dated April 24, 1972, as amended January 31, 1983, November 29, 1985 and May 13, 1986, filed by the Company to register such securities under the Exchange Act.

         (4) The Heritage Federal Bancshares, Inc. 1994 Stock Option Plan for Non-Employee Directors as amended (the "1994 Plan"), filed with the SEC on October 21, 1994, as Exhibit 4.1 to Registration Statement File No. 33-85482.

         (5) The Form of Stock Option Agreement entered into with Optionees with respect to Stock Options granted under the 1994 Plan, filed with the SEC on October 21, 1994, as Exhibit 4.2 to Registration Statement File No. 33-85482.

         (6) The Heritage Federal Bancshares, Inc. 1992 Stock Option Plan (the "1992 Plan"), filed with the SEC on December 22, 1992, as
                 Exhibit 4.1 to Registration Statement File No. 33-56160.

         (7) The Form of Stock Option Agreement entered into with Optionees with respect to Stock Options granted under the 1992 Plan (Incentive), filed with the SEC on December 22, 1992, as
                 Exhibit 4.2 to Registration Statement File No. 33-56160.

         (8) The Form of Stock Option Agreement entered into with Optionees with respect to Stock Options granted under the 1992 Plan (Non-Incentive), filed with the SEC on December 22, 1992, as
                 Exhibit 4.3 to Registration Statement File No. 33-56160.

         (9) The Heritage Federal Bancshares, Inc. Incentive Compensation Plan for Non-Employee Directors (the "Director-Incentive Plan"), filed with the SEC on December 22, 1992, as Exhibit
                 4.7 to Registration Statement File No. 33-56160.

         (10) The Form of Stock Option Agreement entered into with Optionees with respect to Stock Options granted under the Director Incentive Plan, filed with the SEC on December 22, 1992, as
                 Exhibit 4.8 to Registration Statement File No. 33-56160.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superceded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which is also incorporated by reference herein) modifies and supercedes such statement. Any statement so modified superceded shall not be deemed or to constitute a part hereof except as so modified or superceded.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable, as the Common Stock is registered under Section 12 of the 1934 Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the Common Stock offered hereby has been passed upon by Martin E. Simmons, Executive Vice President, General Counsel and Secretary of the Company. At the time of his opinion, Mr. Simmons was the beneficial owner of 25,881.6910 shares of Common Stock (including shares of Common Stock which may be acquired upon the exercise of currently outstanding options).

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Tennessee Business Corporation Act ("TBCA") provides that a corporation may indemnify any of its directors and officers against liability incurred in connection with a proceeding if (i) such person acted in good faith; (ii) in the case of conduct in an official capacity, he reasonably believed such conduct was in the corporation's best interests; (iii) in all other cases, he reasonably believed that his conduct was not opposed to the best interests of the corporation; and (iv) in connection with any criminal proceeding, such person had no reasonable cause to believe his conduct was unlawful. In actions brought by or in the right of the corporation, however, the TBCA provides that no indemnification may be made if the director or officer was adjudged to be liable to the corporation. The TBCA also provides that in connection with any proceedings charging improper personal benefit to an officer or director, no indemnification may be made if such officer or director is adjudged liable on the basis that personal benefit was improperly received. Notwithstanding the foregoing, the TBCA provides that a court of competent jurisdiction, upon application, may order that an officer or director be indemnified for reasonable expenses if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, notwithstanding the fact that (i) he was adjudged liable to the corporation in a proceeding by or in the right of the corporation; (ii) he was adjudged liable on the basis that personal benefit was improperly received by him; or (iii) he breached his duty of care to the corporation.

         The registrant's Restated Charter, as amended, provides that to the fullest extent permitted by law no director shall be personally liable to the registrant or its shareholders for monetary damages for breach of any fiduciary duty as a director. Under the TBCA, this charter provision relieves the registrant's directors from personal liability to the registrant or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability arising from (i) any breach of the director's duty of loyalty, (ii) acts or omissions to in good faith or which involved intentional misconduct or a knowing violation of law, or (iii) any unlawful distributions. Additionally, the registrant's Restated Charter provides that indemnification for directors, officers, employees and agents of the registrant may be provided either directly or through the purchase of insurance, by the registrant from time to time to the fullest extent and in the manner permitted by law.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS

Exhibit
Number                                             Description

*4.1     --      Heritage Federal Bancshares, Inc. 1994 Stock Option Plan for
                 Non-Employee Directors as amended (the "1994 Plan").

*4.2     --      Form of Stock Option Agreement entered into with Optionees with respect to Stock Options granted under the 1994 Plan.

*4.3     --      Heritage Federal Bancshares, Inc. 1992 Stock Option Plan (the
                 "1992 Plan")

*4.4     --      Form of Stock Option Agreement entered into with Optionees with respect to Stock Options granted under the 1992 Plan.
                 (Incentive)

*4.5     --      Form of Stock Option Agreement entered into with Optionees with respect to Stock Options granted under the 1992 Plan.
                 (Non-Incentive)

*4.6     --      Heritage Federal Bancshares, Inc. Incentive Compensation Plan
                 for Non-Employee Directors (the "Director-Incentive Plan").

*4.7     --      Form of Stock Option Agreement entered into with Optionees with respect to Stock Options granted under the Director
                 Incentive Plan.

5        --      Opinion of Counsel, including Counsel's consent concerning the securities registered hereunder.

15       --      Letter re: unaudited interim financial information.

23.1     --      Consent of KPMG Peat Marwick LLP, independent auditors.

23.2     --      Consent of Martin E. Simmons (included as part of Exhibit 5).

24       --      Powers of Attorney


*  Incorporated herein by reference.

ITEM 9.  UNDERTAKINGS

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement; provided, however, that subparagraphs (i) and (ii) above, do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
         Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on November 13, 1995.

                                        FIRST AMERICAN CORPORATION (Registrant)

                                        By: /S/ DENNIS C. BOTTORFF
                                            ------------------------------------
                                                  Dennis C. Bottorff
                                                  President, Chairman and
                                                  Chief Executive Officer


                                        By: /S/ BARBARA SHOULDERS
                                            ------------------------------------
                                                  Barbara Shoulders
                                                  Assistant Vice President

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/S/ DENNIS C. BOTTORFF                President, Chairman and Chief                   November 13, 1995
--------------------------------      Executive Officer and Director
Dennis C. Bottorff                    (Principal Executive Officer)


/S/ MARTIN E. SIMMONS                 Executive Vice President-                       November 13, 1995
--------------------------------      Administration,General Counsel,
Martin E. Simmons                     Secretary and Principal Financial
                                      Officer


/S/ M. JACK VANNATTA                  Executive Vice President and                    November 13, 1995
--------------------------------      Principal Accounting Officer
M.  Jack. Vannatta

                                              Director                                November   , 1995
--------------------------------                                                               --
Sam H. Anderson, Jr.

                                              Director                                November   , 1995
--------------------------------                                                               --
Samuel E. Beall, III

/S/ EARNEST W. DEAVENPORT, JR.*               Director                                November 13, 1995
--------------------------------
Earnest W. Deavenport, Jr.

/S/ REGINALD D. DICKSON*                      Director                                November 13, 1995
--------------------------------
Reginald D. Dickson

                                              Director                                November   , 1995
--------------------------------                                                               --
T. Scott Fillebrown, Jr.

/S/ JAMES A. HASLAM II*                       Director                                November 13, 1995
--------------------------------
James A. Haslam II

/S/ MARTHA R. INGRAM*                         Director                                November 13, 1995
--------------------------------
Martha R. Ingram

/S/ WALTER G. KNESTRICK*                      Director                                November 13, 1995
--------------------------------
Walter G. Knestrick


/S/ GENE KOONCE*                              Director                                November 13, 1995
--------------------------------
Gene C. Koonce

/s/ JAMES R. MARTIN*                          Director                                November 13, 1995
--------------------------------
James R. Martin

/S/ ROBERT A. MCCABE, JR.*                    Director                                November 13, 1995
--------------------------------
Robert A. McCabe, Jr.

/S/ WILLIAM O. MCCOY*                         Director                                November 13, 1995
--------------------------------
William O. McCoy

/S/ DALE W. POLLEY*                           Director                                November 13, 1995
--------------------------------
Dale W. Polley

/S/ ROSCOE  R. ROBINSON, M.D.*                Director                                November 13, 1995
--------------------------------
Roscoe R. Robinson, M.D.

                                              Director                                November   , 1995
--------------------------------                                                               --
James F. Smith, Jr.

/S/ CAL TURNER, JR.*                          Director                                November 13, 1995
--------------------------------
Cal Turner, Jr.

/S/ TED H. WELCH*                             Director                                November 13, 1995
--------------------------------
Ted H. Welch

/S/ DAVID K. WILSON*                          Director                                November 13, 1995
--------------------------------
David K. Wilson

/S/ TOBY S. WILT*                             Director                                November 13, 1995
--------------------------------
Toby S. Wilt

/S/ WILLIAM S. WIRE, II*                      Director                                November 13, 1995
--------------------------------
William S. Wire, II

*BY /S/ MARY NEIL PRICE                       Director                                November 13, 1995
--------------------------------
Mary Neil Price as
Attorney-in-Fact

                                 EXHIBIT INDEX

INDEX                                                                                 SEQUENTIALLY
NUMBER           DESCRIPTION                                                          NUMBERED PAGE
------           -----------                                                          -------------
*4.1             Heritage Federal Bancshares, Inc. 1994 Stock Option Plan, as         ______________
                 amended (the "1994 Plan").

*4.2             Form of Stock Option Agreement entered into with Optionees           ______________
                 with respect to Stock Options granted under the 1994 Plan.

*4.3             Heritage Federal Bancshares, Inc. 1992 Stock Option Plan             ______________
                 (the "1992 Plan")

*4.4             Form of Stock Option Agreement entered into with Optionees           ______________
                 with respect to Stock Options granted under the 1992 Plan.
                 (Incentive)

*4.5             Form of Stock Option Agreement entered into with Optionees           ______________
                 with respect to Stock Options granted under the 1992 Plan.
                 (Non-Incentive)

*4.6             Heritage Federal Bancshares, Inc. Incentive Compensation Plan        ______________
                 for Non-Employee Directors (the "Director-Incentive Plan").

*4.7             Heritage Federal Bancshares, Inc. Incentive Compensation Plan        ______________
                 for Non-Employee Directors (the "Director-Incentive Plan").

5                Opinion of Counsel, including Counsel's consent, concerning          ______________
                 securities registered hereunder.

15               Letter re: unaudited interim financial information                   ______________

23.1             Consent of KPMG Peat Marwick LLP, independent auditors.              ______________

23.2             Consent of Martin E. Simmons (included as part of Exhibit 5).        ______________

24               Powers of Attorney                                                   ______________



*  Incorporated herein by reference.